ASSET PURCHASE AGREEMENT

                                     BETWEEN

                                 ALLNEWSCO, INC.

                                       AND

                        ALLBRITTON COMMUNICATIONS COMPANY


                            Dated as of March 5, 2002

















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                                Table of Contents

                                                                            Page


ARTICLE I.            Sale of Assets and Terms of Payment.....................1

         1.1      Transfer of Assets..........................................1

         1.2      Excluded Assets.............................................3

         1.3      Liabilities.................................................3

         1.4      Consideration...............................................4

         1.5      Manner of Payment...........................................4

ARTICLE II.           The Closing.............................................4

         2.1      Time and Place of Closing...................................4

         2.2      Deliveries by Seller........................................4

         2.3      Deliveries by Buyer.........................................5

ARTICLE III.          Representations and Warranties of Seller................5

         3.1      Organization; Qualification.................................6

         3.2      Authority Relative to this Agreement........................6

         3.3      Financial Statements........................................6

         3.4      Business Since the Reference Date...........................6

         3.5      No Defaults.................................................7

         3.6      Undisclosed Liabilities.....................................7

         3.7      Licenses and Authorizations.................................7

         3.8      Condition and Adequacy of the Assets........................9

         3.9      Contracts and Arrangements..................................9

         3.10     Title......................................................11

         3.11     Intellectual Property......................................12

         3.12     Litigation and Compliance with Laws........................12

         3.13     Taxes......................................................13

         3.14     Changes....................................................13

         3.15     Brokers....................................................13

         3.16     Real Property..............................................13

         3.17     Environment................................................14

         3.18     Employee Benefit Plans.....................................15

         3.19     Compliance with FCC Regulations............................15



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                                Table of Contents
                                   (continued)
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ARTICLE IV.           Representations and Warranties of Buyer................15

         4.1      Organization...............................................16

         4.2      Authority Relative to this Agreement.......................16

         4.3      No Defaults................................................16

         4.4      Qualification as Buyer.....................................16

         4.5      Brokers....................................................17

ARTICLE V.            Covenants of Seller Pending the Closing Date...........17

         5.1      Maintenance of Business....................................17

         5.2      Organization; Good Will....................................18

         5.3      Access to Facilities, Files and Records....................18

         5.4      Representations and Warranties.............................19

         5.5      Corporate Action...........................................19

         5.6      Application for Commission Consent.........................19

         5.7      Consents...................................................20

         5.8      Consummation of Agreement..................................20

         5.9      Notice of Proceedings......................................20

ARTICLE VI.           Covenants of Buyer Pending the Closing Date............20

         6.1      Representations and Warranties.............................20

         6.2      Corporate Action...........................................21

         6.3      Application for Commission Consent.........................21

         6.4      Consummation of Agreement..................................21

         6.5      Notice of Proceedings......................................21

ARTICLE VII.          Conditions to the Obligations of Seller................22

         7.1      Representations, Warranties, Covenants.....................22

         7.2      Proceedings................................................22

         7.3      FCC Authorization..........................................23

ARTICLE VIII.         Conditions to the Obligations of Buyer.................24

         8.1      Representations, Warranties, Covenants.....................24

         8.2      Proceedings................................................25

         8.3      FCC Authorization..........................................26


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                                Table of Contents
                                   (continued)
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         8.4      Third-Party Consents.......................................26

         8.5      Fairness Opinion...........................................26

         8.6      Waiver.....................................................26

ARTICLE IX.           Indemnification........................................26

         9.1      Survival; Limitations......................................26

         9.2      Indemnification of Buyer...................................27

         9.3      Indemnification of Seller..................................27

         9.4      Limitations on Liability...................................28

         9.5      Notice of Claims...........................................29

         9.6      Defense of Third Party Claims..............................29

         9.7      Arbitration................................................30

ARTICLE X.            Miscellaneous Provisions...............................31

         10.1     Risk of Loss...............................................31

         10.2     Abandonment of Agreement...................................31

         10.3     Liabilities Upon Abandonment...............................32

         10.4     Expenses...................................................32

         10.5     Environmental Reports......................................32

         10.6     Employees and Employee Benefits............................33

         10.7     Accounts Receivable........................................33

         10.8     Further Assurances and Consents............................34

         10.9     Records....................................................34

         10.10    Waiver of Compliance.......................................35

         10.11    Notices....................................................35

         10.12    Assignment.................................................36

         10.13    Governing Law..............................................36

         10.14    No Third Party Rights......................................36

         10.15    Counterparts...............................................36

         10.16    Entire Agreement; Amendments...............................36

         10.17    Knowledge..................................................36

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                                Table of Contents


                                                                            Page

Schedules
---------

Schedule 1.1          Tangible Personal Property

Schedule 3.5          Defaults

Schedule 3.7          Licenses and Authorizations

Schedule 3.9          Material Contracts

Schedule 3.11         Intellectual Property

Schedule 3.12         Litigation and Compliance with Laws



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                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT ("Agreement") is dated as of March 5, 2002, and is between ALLNEWSCO, Inc., a Delaware corporation ("Seller"), and Allbritton Communications Company, a Delaware corporation ("Buyer").

         WHEREAS, Seller is the licensee of, and Seller owns and operates a cable television programming service in the Washington, D.C., metropolitan area doing business as NewsChannel 8 (the "Programming Service") using incidental and ancillary licenses, permits and other authorizations ("FCC Authorizations") issued by the Federal Communications Commission (the "FCC"); and

         WHEREAS,   Seller  desires  to  sell  and  Buyer  desires  to  purchase substantially all of the assets related to the operation of the Programming Service as a going concern;

         NOW, THEREFORE, based upon the representations and warranties made by each party to the other in this Agreement, the parties have agreed to consummate the sale of the Assets (as defined in Section 1.1 below) on the terms contained herein.

                 ARTICLE I. Sale of Assets and Terms of Payment
                 ---------- -----------------------------------

         1.1 Transfer of Assets. Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as defined in Section 2.1 hereof) Seller will sell, convey or cause to be conveyed, and deliver to Buyer, and Buyer will purchase and accept from Seller, all of the assets and properties of Seller, tangible or intangible, of every kind and description used by Seller in connection with the business and operation of the Programming Service as a going


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concern  (all  such  assets  being  referred  to herein  as the  "Assets"),  but excluding the Excluded Assets described in Section 1.2 below. The Assets include without limitation the following:

                  (a)   Seller's   tangible   personal   property,  assets   and
equipment relating to the Programming Service;

                  (b) All contracts, agreements and similar documents that relate to the operation of the Programming Service, including, but not limited to, programming agreements, together with all orders and agreements for the sale of advertising relating to the Programming Service;

                  (c) All of Seller's right, title and interest in and to all licenses and other governmental authorizations relating to the Programming Service, including, but not limited to, FCC Authorizations, and all applications therefor, together with any renewals, extensions or modifications thereof;

                  (d) The copyrights, patents, trademarks, service marks, logotypes, jingles, slogans and trade names (including registrations and applications for registration of any of the foregoing), processes, inventions, computer programs and program rights, trade secrets, advertiser lists, mailing lists, goodwill, permits, web sites, URLs, and other similar intangible rights and interests issued to or owned by Seller and used in connection with the operation of the Programming Service;

                  (e) All of the Programming Service's files and other records of Seller relating to the operation of the Programming Service (other than financial or other non-operating records that would not be useful to the operation of the Programming Service after Closing); and

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                  (f)   All of Seller's  goodwill in and going  concern value of
the Programming Service.

         1.2 Excluded Assets. The following assets relating to the business and operation of the Programming Service shall be retained by Seller and shall not be sold, assigned or transferred to Buyer (the "Excluded Assets"):

                  (a) Claims by Seller with respect to the Excluded Assets and liabilities not assumed by Buyer, including without limitation claims for tax refunds and counterclaims with respect to obligations and liabilities not being assumed by Buyer hereunder;

                  (b)   All contracts of insurance;

                  (c)   All employee benefits plans of any nature;

                  (d) All cash, accounts receivable and prepaid expenses and deposits; and

                  (e)   That   certain   real   property   lease  and   related
improvements covering the studio/office facility located at Boston Blvd., Springfield, Virginia.

         1.3      Liabilities.
         The Assets shall be sold and conveyed to Buyer free and clear of all liabilities, obligations, liens, security interests and encumbrances, other than Permitted Liens (as defined in Section 3.10 hereof). Buyer does not assume and will not be liable for any liability, obligation, claim, lien, security interest or encumbrance other than those liabilities and obligations arising on or after the Closing Date with respect to the Assets transferred hereunder.

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         1.4      Consideration.  Subject to  the conditions  contained in  this
Agreement, and in consideration of the sale of the Assets, Buyer will pay on the Closing Date the sum of Twenty Million Dollars ($20,000,000) in cash and cancel that certain indebtedness of Seller to Buyer in the principal amount of $20,000,000 evidenced by Seller's promissory note to KTUL, LLC issued April 5, 1991, and amended as of July 1, 1998, (the "Note") (collectively the "Purchase Price").

         1.5 Manner of Payment. The cash Purchase Price shall be paid to Seller in immediately available funds by wire transfer on the Closing Date and the balance of the Purchase Price shall be paid by delivery of the Note to Seller marked "Paid in Full."


                            ARTICLE II. The Closing
                            ----------- -----------

         2.1 Time and Place of Closing. The closing (the "Closing") of the sale and purchase of the Assets shall be held in the offices of Fulbright & Jaworski L.L.P., Market Square, 801 Pennsylvania Avenue, N.W., Washington, D.C. 20004-2615, within two (2) business days after all of the conditions to closing set forth in Articles VII and VIII have been satisfied or waived, or at such other time and place as shall be mutually agreed upon by the parties (the "Closing Date").

         2.2 Deliveries by Seller. At the Closing, Seller will deliver to Buyer the following in form and substance reasonably satisfactory to the parties:

                  (a) Bills of sale, deeds, assignments and other instruments of transfer and conveyance transferring and assigning the Assets to Buyer;

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                  (b)   Third-party written consents to assignments covering all
Material Contracts (as defined in Section 3.9) that by their terms require such consent, as well as any other consents obtained by Seller;

                  (c)   Receipt for the Purchase Price;

                  (d) Certificate, dated the Closing Date, of the Secretary of Seller as to resolutions of the Board of Directors of Seller relating to this Agreement and the transactions contemplated hereby; and

                  (e) Certificate of an officer of Seller certifying the fulfillment of the conditions set forth in Sections 8.1(a) and 8.1(b).

         2.3 Deliveries by Buyer. At the Closing, Buyer will deliver to Seller the following in form and substance reasonably satisfactory to the parties:

                  (a)   Funds equal to the Purchase Price;

                  (b) An assumption agreement pursuant to which Buyer shall assume Seller's liabilities and obligations as provided in Section 1.3 hereof;

                  (c) Certificate dated the Closing Date, of the Secretary of Buyer as to resolutions of the Board of Directors of Buyer relating to this Agreement and the transactions contemplated hereby; and

                  (d) Certificate of an officer of Buyer certifying the fulfillment of the conditions set forth in Sections 7.1(a) and 7.1(b) below.


             ARTICLE III. Representations and Warranties of Seller
             ------------ ----------------------------------------

         Seller represents and warrants to Buyer as follows:


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         3.1      Organization; Qualification.  Seller  is  a  corporation  duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has the full corporate power and authority to own and operate the Assets and carry on the business operations of the Programming Service as such operations are now being conducted.

         3.2 Authority Relative to this Agreement. Seller has the full corporate power, authority and legal right to execute and deliver this Agreement and to consummate the transactions and perform its obligations as contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and shareholder action and this Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency or similar law affecting the rights of creditors generally.

         3.3 Financial Statements. Seller has furnished to Buyer the audited financial statements of Seller with respect to the Programming Service (the "Financial Statements") for the fiscal years ended September 30, 1999, September 30, 2000 and September 30, 2001 (the latter date being referred to herein as the "Reference Date"). The Financial Statements have been prepared from and are in accordance with the books and records regularly maintained by Seller with respect to the Programming Service, and they fairly and accurately present the results of operations of the Programming Service.

         3.4      Business  Since  the  Reference  Date.   Except  as  otherwise
provided in this Agreement, since the Reference Date, the business of the Programming Service has been

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conducted  in the  ordinary  course of business  and in  substantially  the same manner as it was before the Reference Date. Since the Reference Date, there have been no material adverse changes in the business, condition (financial or otherwise) or results of the Programming Service's operations.

         3.5 No Defaults. Except as set forth in Schedule 3.5, the execution, delivery and performance of this Agreement by Seller will not (a) conflict with any provision of its Articles of Incorporation or bylaws, (b) subject to receipt of required consents, result in a material default (or give rise to any right of termination, cancellation or acceleration) under or conflict with any of the terms, conditions or provisions of any Material Contract (as defined in Section 3.9), note, bond, mortgage or other instrument or obligation to which Seller or an affiliate of Seller is a party relating to the Programming Service's business and to which any of the Assets may be subject, (c) violate in a material respect any law, statute, rule, regulation, order, injunction or decree of any federal, state or local governmental authority or agency applicable to Seller or any of the Assets or (d) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of the Assets.

         3.6 Undisclosed Liabilities. No statement made in any certificate, exhibit or schedule furnished or to be furnished in connection with the transactions herein contemplated, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any such certificate, exhibit or schedule not misleading to Buyer.

         3.7      Licenses and Authorizations.

                  (a) As of the date of this Agreement, Seller is the holder of the FCC Authorizations listed in Schedule 3.7 to this Agreement. Attached hereto are true and

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complete copies of the FCC  Authorizations.  Such FCC Authorizations  constitute all of the licenses and authorizations required under the Communications Act of 1934, as amended (the "Communications Act"), and the current rules, regulations, and policies of the FCC for and/or used in the operation of the Programming Service as now operated. The FCC Authorizations are in full force and effect. There is not now pending or to the knowledge of Seller threatened any action by or before the FCC to revoke, cancel, rescind, modify or refuse to renew any of such FCC Authorizations, and there is not now pending or to the knowledge of
Seller   threatened,   issued  or   outstanding   by  or  before  the  FCC,  any
investigation, Order to Show Cause, Notice of Violation, Notice of Apparent Liability or Notice of Forfeiture or complaint against Seller with respect to the Programming Service. In the event of any such action, or the filing or issuance of any such order, notice or complaint against Seller, or Seller's learning of the threat thereof, Seller shall promptly notify Buyer of same in writing and shall take all reasonable measures, at its expense, to contest in good faith or seek removal or rescission of such action, order, notice or complaint. The Programming Service is operating in compliance in all material respects with the FCC Authorizations, the Communications Act and the current rules and regulations of the FCC. All material reports, forms and statements required to be filed by Seller with the FCC with respect to the Programming Service since the grant of the last renewal of the FCC Authorizations have been filed and are complete and accurate in all material respects.

                  (b)   In addition to the FCC  Authorizations  described above,
Schedule  3.7  to  this  Agreement  lists  all  other   licenses,   permits  and
authorizations that are

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held by the Seller as of the date  hereof that are  required  for the conduct of the Programming Service's business operations, as presently conducted. All such licenses, permits and authorizations are in full force and effect with no material violations of any of them having occurred.

         3.8 Condition and Adequacy of the Assets. The material tangible assets included in the Assets are in good operating condition and repair, ordinary wear and tear excepted, and are adequate and suitable in accordance with general industry practices for the purposes for which they are currently used and intended to be used.

         3.9 Contracts and Arrangements. Schedule 3.9 hereto contains true and complete lists of the following contracts (written or oral) included in the Assets involving annual consideration of more than $50,000 (the "Material Contracts"):

                  (a)   Contracts with cable television carriers;

                  (b) Except for contracts that expire or are terminable without penalty with thirty (30) days notice after the Closing Date, contracts evidencing time sales to advertisers or advertising agencies;

                  (c) Sales agency or advertising representation contracts which are not terminable by Seller without penalty upon notice of thirty (30) days or less;

                  (d) Contracts for the future construction or purchase of capital improvements, purchase of materials, supplies or equipment, or for the sale of assets (other than broadcast time);

                  (e) Individual employment contracts or consulting contracts not terminable by Seller without penalty upon notice of thirty (30) days or less;

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

                  (f) Licenses or agreements under which Seller is authorized to broadcast programs on the Programming Service;

                  (g)   Leases  of  real  property  including   renewal  options
executed by any other party thereto except for the lease which is an Excluded Asset;

                  (h) Leases of personal property which have a term, including renewal options exercisable by any other party thereto, ending more than thirty
(30) days after the date of this Agreement; and

                  (i) Any other contract or lease not made in the usual and ordinary course of business, or not terminable by Seller without liability upon not more than thirty (30) days' written notice.

         Except as set forth in Schedule 3.9, there are no Material Contracts evidencing sales to advertisers or advertising agencies which are "trade" or "barter" transactions and require the furnishing of advertising time on the Programming Service on or subsequent to the Closing Date.

         Provided that any requisite consent to the assignment of Material Contracts to Buyer is obtained, each of the contracts and leases which is assigned to and assumed by Buyer on the Closing Date is valid and in full force and effect. There is no existing material default, event of default or other event under such Material Contracts which, with or without notice or lapse of time or both, would constitute a default or an event of default on the part of Seller or, to Seller's knowledge, any other party to any such contract. Seller has made or will make available to Buyer complete copies (or written summaries of oral contracts) of all of the Material Contracts and, to Seller's knowledge, has made or will make available all other written contracts of the Programming Service which are to be assumed by Buyer.

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         3.10     Title.   Schedule 3.9  lists  all  nonexcluded  real  property
leased by Seller and Licensee and used in the Programming  Service's  operation.
Schedule 1.1 lists all material items of tangible personal property (other than items that are expensed or have been disposed of in the ordinary course of business) included in the Assets. The Seller owns and has good and valid title to such properties, free and clear of all security interests, mortgages, pledges, conditional sales agreements, charges, defects, liens and encumbrances, except for Permitted Liens. As used herein, "Permitted Liens" means (a) purchase money liens incurred to secure all or any part of the purchase price of property, which liens shall not cover any property other than that being acquired, purchased, improved or constructed, and shall not cover property purchased, acquired, constructed or improved more than one year before the creation of such lien, (b) liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business, (c) liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor, (d) liens incidental to the conduct of the business that are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business and (e) liens to
secure  any  extension,   renewal,   refinancing  or  refunding  (or  successive
extensions, renewals, refinancings or refundings), in whole or in part, of any debt secured by any liens referred to in the foregoing clauses (a) through (e) above; provided that in the case of clause

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(a), such lien is limited to all or part of the specific  property  securing the original lien and the principal amount of such debt is not increased.

         3.11 Intellectual Property. Schedule 3.11 to this Agreement sets forth a correct and complete list of all, copyright registrations, trademark registrations, service mark registrations, and patents which are owned or held for use by Seller in connection with the business and operation of the Programming Service (the "Rights"). To Seller's knowledge, the registrations (if any) for the Rights are valid, in good standing and uncontested. Seller has not received any notice with respect to any alleged infringement or unlawful use of any copyrights or trademarks owned or alleged to be owned by others. No director, officer or employee of Seller has any personal interest in any Right listed on Schedule 3.11, all of which are free and clear of any lien, security interest, claim or encumbrance of any kind except as set forth on Schedule 3.11. Seller has not entered into any written licenses under any Rights listed on
Schedule 3.11, and Seller has no knowledge of any infringement of any of the Rights.

         3.12     Litigation and Compliance with Laws.   Except as  set forth on
Schedule 3.12, and except for environmental matters, as to which Seller's representations are contained exclusively in Section 3.17 below: (a) Seller with respect to the Programming Service has not been operating under or subject to, or in default with respect to, any order, writ, injunction, judgment or decree of any court or federal, state, or local governmental authority or agency on the business of the Programming Service; (b) to Seller's knowledge, Seller has not received any inquiry, written or oral, from any such authority concerning any of the operations or business of the Programming Service during the 24-month period prior to the date of this Agreement on the business of the Programming Service;
(c) there is no litigation or arbitration  pending by or

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

against, or to Seller's knowledge threatened against, Seller or the Programming Service related to or affecting any of the Assets; and (d) Seller has complied in all material respects with all laws, regulations, orders or decrees applicable to the Programming Service and the present uses by Seller of the Assets do not violate any such laws, regulations, orders or decrees.

         3.13 Taxes. With respect to the Programming Service, (a) Seller has filed, or caused to be filed, all federal, state and local tax returns required to be filed by Seller; and (b) Seller has paid, or made provisions for the payment of (i) all taxes due for the periods covered by such returns, except such accrued and unpaid taxes for which appropriate accruals have been made in accordance with generally accepted accounting principles, and (ii) all deficiencies assessed as a result of any examination of such returns.

         3.14 Changes. Since the Reference Date, Seller has not, with respect to the business of the Programming Service: (a) mortgaged, pledged or subjected to a lien or any other encumbrance, any of the Assets except for Permitted Liens; or (b) sold or transferred any material asset used or useful in the business of the Programming Service.

         3.15 Brokers. There is no broker or finder or other person who would have any valid claim against Buyer for a commission or brokerage in connection with this Agreement or the transactions contemplated hereby as a result of any agreement, understanding or action by Seller.

         3.16 Real Property. The present use by the Programming Service of its leased real property complies in all material respects with applicable zoning ordinances and other governmental regulations. Seller is not in material default under any nonexcluded real property leases and has not received or given written notice of any default thereunder from or to any of the other parties thereto. Subject to Seller's obtaining of all necessary third-party consents,

Seller has full legal power and authority to assign its rights under the real property leases to Buyer in accordance with this Agreement, and such assignment shall not affect the validity, enforceability and continuity of any of the real property leases.

         3.17 Environment. In connection with the operation of the Programming Service, no release, emission or discharge into the environment of hazardous substances, waste or air pollutants or toxic pollutants, as defined under any law, statute, ordinance, order, judgment or regulation, whether federal, state or local ("Environmental Laws"), has occurred within the past 24 months, is presently occurring, or is anticipated to occur in excess of permitted levels or reportable quantities, under any Environmental Law. The Programming Service's present use of the Assets does not violate any Environmental Law, occupational safety and health or other applicable law. Seller has complied in all material respects with all federal, state and local environmental laws, rules and regulations applicable to the Programming Service and its operations, including but not limited to, the FCC's guidelines regarding RF radiation. No hazardous waste or hazardous substance including Polychlorinated Biphenyls ("PCBs") has been disposed of by Seller, and to Seller's knowledge, no hazardous waste or hazardous substance including PCBs has been disposed of by any other person, on the real property occupied by the Programming Services or their transmitters. The normal application of pesticides shall not be considered disposal. As used herein, the term "hazardous waste" shall have the same meaning as it has in the Resource Conservation and Recovery Act ("RCRA"), as amended, and in the equivalent state statutes, if any, of Virginia.

         3.18     Employee Benefit Plans.

                  (a) Seller and its subsidiaries have substantially complied with the terms of all employee benefit or compensation plans or arrangements, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") that benefit Seller's employees and their beneficiaries (the "Seller Benefit Plans"), and no default exists with respect to the obligations of Seller or any of its subsidiaries under such Seller Benefit Plans.

                  (b) All Seller Benefit Plans are in substantial compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, and all other applicable laws.

                  (c) No Seller Benefit Plan is subject to Section 412 of the Code or Title IV of ERISA.

         3.19 Compliance with FCC Regulations. The operation of the Programming Service and all of the Assets are in compliance in all material respects with (i) all applicable engineering standards required to be met under applicable FCC rules, and (ii) all other applicable rules, regulations, and requirements of the FCC, including, but not limited to, ANSI Radiation Standards C95.1 - 1982 to the extent required to be met under applicable FCC rules and regulations; and there are no pending or, to Seller's knowledge, threatened claims to the contrary.

              ARTICLE IV. Representations and Warranties of Buyer
              ----------- ---------------------------------------

         Buyer represents and warrants to Seller as follows:

         4.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         4.2 Authority Relative to this Agreement. Buyer has the full corporate power, authority and legal right to execute and deliver this Agreement and to consummate the transactions and perform its obligations as contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and shareholders action, and this Agreement has been duly and validly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency or similar law affecting the rights of creditors generally.

         4.3 No Defaults. The execution, delivery and performance of this Agreement by Buyer will not (a) conflict with or result in any breach of any provision of its Certificate of Incorporation or bylaws, (b) violate any law, statute, rule, regulation, order, injunction or decree of any federal, state or local governmental authority or agency applicable to Buyer, or (c) provided that a waiver or amendment is obtained under the Buyer's existing revolving credit agreement, violate the terms of any agreement to which Buyer is a party.

         4.4 Qualification as Buyer. Buyer knows of no fact which would, under antitrust law or the existing laws, rules, regulations and practices of the FCC, disqualify Buyer as (a) assignee of the FCC authorizations listed in
Schedule 3.7 to this Agreement, or (b) owner and operator of the Programming Service. Buyer will take no action prior to the Closing Date which would cause such disqualification, or which would require any waiver of any of the FCC's rules, regulations or practices or any delay with respect to the FCC or antitrust reviews of this transaction. Buyer currently has, and at the Closing will have, sufficient available funds to enable it to consummate the transactions contemplated herein.

         4.5 Brokers. There is no broker or finder or other person who would have any valid claim against Seller for a commission or brokerage in connection with this Agreement or the transactions contemplated hereby as a result of any agreement, understanding or action by Buyer.

            ARTICLE V. Covenants of Seller Pending the Closing Date.
            ---------- ---------------------------------------------

         Seller covenants and agrees that from the date hereof to and including the Closing Date:

         5.1      Maintenance of Business.

                  (a) Seller shall continue to carry on the Programming Service's business, operations, promotion and capital expenditure programs in substantially the same manner as heretofore in the ordinary course of business.

                  (b) Seller shall continue to operate the Programming Service in accordance with the terms of the FCC Authorizations and in compliance in all material respects with all applicable laws and FCC rules and regulations. Seller will promptly execute any necessary applications for renewal of the FCC
Authorizations for the Programming Service. Seller will deliver to Buyer, promptly after filing, copies of any reports, applications or communications with the FCC related to the Programming Service which are filed between the date of this Agreement and the Closing Date;

                  (c) Seller shall, at Seller's expense, maintain all machinery and equipment used in the business and operation of the Programming Service in a normal state of repair and efficiency. Seller will perform its obligations in all material respects under all Material Contracts to be assigned to and assumed by Buyer. Seller will maintain in full force and effect through the Closing Date adequate property damage, liability and other insurance with respect to the Programming Service's Assets.

                  (d) Prior to the Closing Date, Seller will not, without the prior written consent of the Buyer:

                        (i) Sell, lease, transfer or agree to sell, lease or transfer any of the Assets without replacement thereof with an asset of substantially equivalent kind, condition and value;

                        (ii) Renew, renegotiate, modify, amend or terminate any existing time sales contracts with respect to the Programming Service except in the ordinary and usual course of business; or

                        (iii) Apply to the FCC for any construction permit with respect to the Programming Service or make any material change in the Programming Service's buildings, leasehold improvements or fixtures.

         5.2 Organization; Good Will. Seller shall use commercially reasonable efforts to preserve the business organization of the Programming Service intact and preserve the goodwill of the Programming Service's suppliers, customers and others having business relations with it.

         5.3 Access to Facilities, Files and Records. At the reasonable request of Buyer, Seller shall from time to time give or cause to be given to the officers, employees, accountants, counsel and accredited representatives of Buyer (i) reasonable access during normal business hours to all facilities, property, accounts, books, minute books, deeds, title papers, licenses, agreements, contracts, records and files of every character, equipment, machinery, fixtures, furniture, vehicles, notes and accounts payable and receivable and inventories related to the Programming

Service, (ii) office space for one employee of Buyer for use during normal business hours (provided that such employee shall not have access to any of the Programming Service's confidential business information or participate in any strategic or sales discussions or decisions), and (iii) all such other information concerning the operation of the Programming Service as Buyer may reasonably request.

         5.4 Representations and Warranties. Seller shall give detailed written notice to Buyer promptly upon the occurrence of or becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach, or would have caused a breach had such event occurred or been known to Seller prior to the date hereof, of any of Seller's representations or warranties contained in this Agreement or in any Schedule hereto.

         5.5 Corporate Action. Subject to the provisions of this Agreement, Seller will take all necessary corporate and other action required of it to carry out the transactions contemplated by this Agreement.

         5.6 Application for Commission Consent. On or before two weeks after execution of this Agreement, Seller will file an application with the FCC requesting its written consent to the assignment of the FCC authorizations for the Programming Service (and any extension or renewals thereof) to Buyer. Seller will diligently take, or cooperate in the taking of, all steps that are reasonably necessary, proper or desirable to expedite the preparation of such application and its prosecution to a favorable conclusion.

         5.7 Consents. Seller will use all commercially reasonable efforts to obtain or cause to be obtained prior to the Closing Date written consents to the assignment to or assumption by

Buyer of all of the Material Contracts which by their terms require the consent of any third party by reason of the transactions provided for in this Agreement.

         5.8      Consummation  of Agreement.   Subject  to  the  provisions  of
Section 10.2 of this Agreement, Seller shall use all commercially reasonable efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement and to cause the transactions contemplated by this Agreement to be fully carried out.

         5.9 Notice of Proceedings. Seller will promptly notify Buyer in writing upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or upon receiving any notice from any governmental department, court, agency or commission of its intention to institute an investigation into, or institute any action or proceeding to restrain or enjoin consummation of this Agreement or such transactions, or to nullify or render ineffective this Agreement or such transactions if consummated.


            ARTICLE VI. Covenants of Buyer Pending the Closing Date
            ----------- -------------------------------------------

         Buyer covenants and agrees that from the date hereof to and including the Closing Date:

         6.1 Representations and Warranties. Buyer shall give detailed written notice to Seller promptly upon the occurrence of or becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach, or would have caused a breach had such event occurred or been known to Buyer prior to the date hereof, of any of the representations and warranties of Buyer contained in this Agreement.

         6.2 Corporate Action. Subject to the provisions of this Agreement, Buyer will take all necessary corporate and other action required of it to carry out the transactions contemplated by this Agreement.

         6.3 Application for Commission Consent. On or before two weeks after execution of this agreement, Buyer will file an application with the FCC requesting its written consent to the assignment of the FCC Authorizations for the Programming Services (and any extension or renewals thereof) from Seller to Buyer. Buyer will diligently take, or cooperate in the taking of, all steps that are necessary, proper or desirable to expedite the preparation of such application and its prosecution to a favorable conclusion.

         6.4      Consummation  of Agreement.   Subject  to  the  provisions  of
Section 10.2 of this Agreement, Buyer shall use its reasonable efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement and to cause the transactions contemplated by this Agreement to be fully carried out.

         6.5 Notice of Proceedings. Buyer will promptly notify Seller in writing upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or upon receiving any notice from any governmental department, court, agency or commission of its intention to institute an investigation into, or institute any action or proceeding to restrain or enjoin the consummation of this Agreement or such transactions, or to nullify or render ineffective this Agreement or such transactions if consummated.

              ARTICLE VII. Conditions to the Obligations of Seller
              ------------ ---------------------------------------

         The obligations of Seller under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or at the Closing Date:

         7.1      Representations, Warranties, Covenants.

                  (a) Each of the representations and warranties of Buyer contained in this Agreement and in any statement, certificate, schedule or other document delivered by Buyer pursuant hereto shall have been true and accurate in all material respects as of the date when made and shall be deemed to be made (except as to a representation or warranty which is made as of a specified date) again on and as of the Closing Date and shall then be true and accurate in all material respects;

                  (b) Buyer shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or at the Closing Date, other than the delivery by Buyer of the Purchase Price; and

                  (c) Buyer shall have delivered to Seller a certificate of an officer of Buyer, dated the Closing Date, certifying to the fulfillment of the conditions set forth in Sections 7.1(a) and 7.1(b) above.

         7.2      Proceedings.

                  (a) No action or proceeding shall have been instituted before any court or governmental body to restrain or prohibit, or to obtain substantial damages in respect of, the consummation of this Agreement which, in the reasonable opinion of Seller, may reasonably be expected to result in a preliminary or permanent injunction against such consummation or an award of such substantial damages; and

                  (b)   Neither  of  the  parties to this  Agreement  shall have
received written notice from any governmental body of (i) its intent to institute any action or proceeding to restrain or enjoin or nullify this
Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including a routine Civil Investigative Demand) into the consummation of this Agreement, or (ii) the actual commencement of such an investigation.

                  (c) In the event such a notice of intent is received or such an investigation is commenced, this Agreement may not be abandoned by Seller for a period of ninety (90) days from the date of such notice of intent or notice of commencement, but Closing shall be delayed during such period. This Agreement may be abandoned after this ninety (90)-day period if, in the reasonable opinion of Seller, there is a likely probability that an investigation will result in an action or proceeding of the type described in clause (a) of this Section 7.2.

         7.3 FCC Authorization. The FCC shall have given its written consent to the assignment of the FCC Authorizations, and such consent shall have become effective. Seller and Buyer agree that it is not a condition to the Closing that such consent become a final order.


              ARTICLE VIII. Conditions to the Obligations of Buyer
              ------------- --------------------------------------

         The obligations of Buyer under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or at the Closing Date.

         8.1      Representations, Warranties, Covenants.

                  (a) Each of the representations and warranties of Seller contained in this Agreement and in any statement, deed, certificate, schedule or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, shall have been true and accurate in all material respects as of the date when made and shall be deemed to be made (except as to a representation or warranty which is made as of a specified date) again on and as of the Closing Date and shall then be true and accurate, except for any breaches of Seller's representations and warranties which individually or in the aggregate would not have a material adverse effect on the business and operations of the Programming Service taken as a whole;

                  (b) Seller shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or at the Closing Date, other than delivery to Buyer of the instruments conveying the Assets to Buyer; and

                  (c) Seller shall have delivered to Buyer a certificate of an officer of Seller, dated the Closing Date, certifying to the fulfillment of the conditions set forth in Sections 8.1(a) and 8.1(b) above.

         8.2      Proceedings.

                  (a) No action or proceeding shall have been instituted before any court or governmental body to restrain or prohibit, or to obtain substantial damages in respect of, the consummation of this Agreement which, in the reasonable opinion of Buyer, may reasonably be expected to result in a preliminary or permanent injunction against such consummation or an award of such substantial damages; and

                  (b)   Neither  of the  parties  to this  Agreement  shall have
received written notice from any governmental body of (i) its intent to institute any action or proceeding to restrain or enjoin or nullify this
Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including a routine Civil Investigative Demand) into the consummation of this Agreement or (ii) the actual commencement of such an investigation.

                  (c) In the event such a notice of intent is received or such an investigation is commenced, this Agreement may not be abandoned by Buyer for a period of ninety (90) days from the date of such notice of intent or notice of commencement, but Closing shall be delayed during such period. This Agreement may be abandoned after the ninety (90)-day period if, in the reasonable option of Buyer, there is a likely probability that an investigation will result in an action or proceeding of the type described in clause (a) of this Section 8.2.

         8.3 FCC Authorization. The FCC shall have given its written consent to the assignment of the FCC Authorizations, and such consent shall have become effective, without any conditions materially adverse to the Programming Service or Buyer. Seller and Buyer agree that it is not a condition to the Closing that such consent become a final order.

         8.4 Third-Party Consents. Seller shall have obtained and delivered to Buyer third-party written consents to the assignment of all Material
Contracts that by their terms require such consent. Such consents shall be unconditional or subject to conditions that are not adverse to the Programming Service or Buyer in Buyer's reasonable judgment (provided that Buyer will not seek to improve upon the terms of such Material Contracts).

         8.5 Fairness Opinion. Buyer shall have received an opinion from an independent investment banking firm of national standing in a form satisfactory to its board of directors to the effect that the transaction contemplated herein is fair to the holders of Buyer's senior subordinated debt from a financial point of view (the "Fairness Opinion").

         8.6 Waiver. Buyer shall have received an amendment or waiver under its existing revolving credit agreement with respect to the scope of the term "Station" as such term is used in the definition of "Permitted Acquisition" so as to allow the acquisition of assets of a cable television programming service as contemplated hereunder.


                          ARTICLE IX. Indemnification
                          ----------- ---------------

         9.1 Survival; Limitations. The several representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the Closing Date and shall remain operative and in full force and effect for a period of one year after the Closing Date, except that the representations and warranties (i) contained in Sections 3.13, 3.17 and 3.18 shall survive until the expiration of the applicable statute of limitations and (ii) the represenations and warranties contained in Section 3.10 shall survive without limitation. No claim for indemnification may be made under this Agreement after the expiration of the periods set forth above.

         9.2 Indemnification of Buyer. Seller agrees that it shall indemnify, defend and hold Buyer harmless from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including without limitation, liabilities for reasonable attorneys' fees and disbursements ("Loss and Expense"), suffered directly or indirectly by Buyer by reason of, or arising out of:

                  (a) any breach of representation or warranty (read without regard to any knowledge or materiality qualifiers) made by Seller pursuant to this Agreement,

                  (b) any failure by Seller to perform or fulfill any of its covenants or agreements set forth in this Agreement,

                  (c) any failure by Seller to pay or perform when due any of its liabilities or obligations arising out of or related to the business of the Programming Service which have not been assumed by Buyer hereunder, or

                  (d) any litigation, proceeding or claim by any third party relating to the business or operation of the Programming Service prior to the Closing Date.

         9.3 Indemnification of Seller. Buyer agrees that it shall indemnify, defend and hold Seller harmless from and against any and all Loss and Expense suffered directly or indirectly by Seller by reason of, or arising out of:

                  (a) any breach of representation or warranty (read without regard to any knowledge or materiality qualifiers) made by Buyer pursuant to this Agreement,

                  (b) any failure by Buyer to perform or fulfill any of its covenants or agreements set forth in this Agreement,

                  (c) any failure by Buyer to pay or discharge on or subsequent to the Closing Date any liabilities or obligations assumed by Buyer hereunder or incurred or first required to be performed by Buyer on or after the Closing Date, or

                  (d) any litigation, proceeding or claim by any third party relating to the business or operation of the Programming Service on or after the Closing Date.

         9.4 Limitations on Liability. Notwithstanding anything to the contrary contained herein, no indemnification shall be made by Seller pursuant to Section 9.2(a) or by Buyer pursuant to Section 9.3(a) until the Loss and Expense suffered or incurred by Buyer or Seller, as the case may be, after giving effect to any insurance proceeds by Buyer or Seller, as the case may be, exceeds $25,000 individually and $200,000 in the aggregate, in which case Seller or Buyer, as the case may be, shall be liable for the amount of such Loss and Expense to the extent it exceeds $200,000. The parties hereto agree that their sole and exclusive remedy for any claim under or in respect of the subject matter of this Agreement shall be limited to claims made in accordance with
Article 9 of this Agreement. In no event shall Seller be liable for claims to Buyer or shall Buyer be liable for claims to Seller in an amount in either case in excess of $20,000,000.

         9.5 Notice of Claims. If Seller or Buyer believes that it has suffered or incurred any Loss and Expense, it shall notify the other party promptly in writing and within the applicable time period specified in Section 9.1, describing such Loss and Expense, the amount thereof, if known, and the method of computation of such Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred. The amount of the Loss and Expense set forth in the notice shall not be a limitation on any claim for the actual amount of such Loss and Expense, however.

         9.6 Defense of Third Party Claims. If any action at law or suit in equity is instituted by a third party (a "Claim") with respect to which any of the parties intends to claim a Loss and Expense under this Article IX such party shall promptly notify the indemnifying party of such action or suit. The indemnifying party shall have the right to conduct and control any Claim through counsel of its own choosing, but the indemnified party may, at its election, participate in the defense of any such Claim at its sole cost and expense. If the indemnifying party does not notify the indemnified party within 30 days after receipt of the notice specified in this Section 9.6 that it is defending any such Claim, then the indemnified party may defend such Claim and settle such Claim, through counsel of its own choosing (provided, however, that the indemnified party may not settle such claim without the consent of the indemnifying party, which consent shall not be unreasonably withheld), and recover from the indemnifying party the amount of such settlement or of any judgment and the costs and expenses of such defense, including, but not limited to, reasonable attorneys' fees and disbursements.

         Notwithstanding the foregoing, the failure by a party to timely notify the indemnifying party of a Claim shall not affect the indemnifying party's indemnity obligations under this Article IX except to the extent that it has been prejudiced by the failure to receive timely notice.

         9.7 Arbitration. In the event that one party notifies the other party of a proposed Loss and Expense and the other party disputes either the amount of the Loss and Expense or its liability for indemnification hereunder, the parties agree to use good faith efforts to resolve such dispute for thirty (30) days. In the event that such dispute cannot be resolved among the parties, they agree to submit the dispute to arbitration within forty-five (45) days after the date of the original notice of claim. The arbitration panel shall consist of three (3) individuals comprised of one arbitrator selected by each party and a third arbitrator selected by the other arbitrators. Such arbitration panel shall render its decision within thirty (30) days of the submission of the claim and its decision shall be final and binding on the parties thereto. The arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration Association then in effect. Each of the parties irrevocably and unconditionally consents that any award rendered by the arbitrator may be entered in any court having jurisdiction thereof, and each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may have, whether now or in the future, to the laying of the venue in, or to the jurisdiction of, any and each of such courts for the purpose of any such suit, action, proceeding or judgment and further waives any claim that any such suit, action, proceeding or judgment has been brought in an inconvenient forum, and each party hereby submits to such jurisdiction. The place of arbitration shall be Washington, D.C. The costs of arbitration shall be borne equally by Buyer, on the one hand, and Seller, on the other hand.


                      ARTICLE X. Miscellaneous Provisions
                      ---------- ------------------------

         10.1 Risk of Loss. The risk of any loss, damage or destruction to any of the Assets to be transferred to Buyer hereunder from fire or other casualty or cause shall be borne by the Seller at all times prior to the Closing Date hereunder. Upon the occurrence of any loss or damage to any of the Assets to be transferred hereunder as a result of fire, casualty, accident or other causes prior to the Closing Date, Seller shall notify Buyer of same in writing immediately stating with particularity the extent of the loss or damage incurred, the cause thereof if known and the extent to which restoration, replacement and repair of the Assets lost or destroyed will be reimbursed under any insurance policy with respect thereto, and will use commercially reasonable efforts to repair or replace the lost or destroyed Assets as promptly as possible. In the event the loss exceeds $3,000,000 and the Assets cannot be substantially repaired or restored within 30 days after such loss, Buyer shall have the option to: (a) postpone the Closing until such time as the Assets have been substantially repaired, replaced or restored; (b) elect to consummate the Closing and accept the Assets in their "then" condition, in which event Seller shall assign to Buyer all rights under any insurance claim covering the loss and pay over to Buyer any proceeds, including reimbursement for any deductibles, under any such insurance policy thereto received by Seller with respect thereto; or (c) terminate this Agreement.

         10.2     Abandonment of  Agreement.   This Agreement may  be terminated
at any time prior to the Closing Date:

                  (a)   by the mutual consent of both parties hereto; or

                  (b) by Seller if any of the conditions provided in Article VII hereof have not been met by the time required and have not been waived; or

                  (c) by Buyer if any of the conditions provided in Article VIII hereof have not been met by the time required and have not been waived;

                  (d) by any party hereto if the FCC has denied any of the assignments contemplated by this Agreement;

         10.3 Liabilities Upon Abandonment. In the event this Agreement is terminated pursuant to Section 10.2 above, no party hereto shall have any liability to the other party for costs, expenses, damages, loss of anticipated profits or otherwise, unless the termination occurs because of any misrepresentation or breach of warranty by a party hereto or the failure of performance of, or compliance with, any covenant or agreement contained in this Agreement.

         10.4 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses. All costs associated with transferring the Assets to Buyer pursuant to this Agreement, including without limitation any sales or use taxes or recording or transfer taxes or fees, shall be paid borne equally by Seller and Buyer, except as otherwise provided herein.

         10.5 Environmental Reports. Buyer may, at its election and cost, conduct environmental studies of the nonexcluded real property leased by Seller for use in or relating to the operation of the Programming Service. Buyer shall provide Seller with a copy of any such studies promptly upon Buyer's receipt thereof. Seller and Buyer agree that the results of any environmental studies carried out pursuant to this Section 10.5 shall not be disclosed to any third parties, unless such disclosure is required to be made by law.

         10.6 Employees and Employee Benefits. Seller shall terminate all of its employees as of 12:01 a.m. on the Closing Date unless otherwise prohibited by contract. Seller shall be responsible for payment of all compensation payable to all employees of the Programming Service up through the day preceding the Closing Date and shall retain all liabilities and obligations with respect to its employees. Buyer will not assume any obligations under the

Programming Service's employee benefit plans. Seller shall be fully and solely responsible for any costs, expenses, obligations and liabilities, vested or non-vested, arising out of the retirement or severance obligations attributable to the Programming Service's current or former employees related to the period prior to the Closing Date. Seller agrees to indemnify, defend and hold Buyer harmless from and against all direct and indirect costs, expenses or liabilities arising from or relating to claims made by the Programming Service's employees with respect to termination of employment by reason of the transactions contemplated by this Agreement, including, but not limited to, any claims for improper termination or severance payments.

         10.7     Accounts Receivable.

                  (a) For a period of 120 days after the Closing Date (the "Collection Period"), Buyer shall continue to collect and receive payment in the ordinary course of business with respect to the Programming Service's accounts receivable for the period prior to the Closing Date (the "Seller Receivables") and shall pursue collection thereof in accordance with Buyer's normal practices; provided, however, that in no event shall this obligation extend to the institution of litigation, employment of any collection agency, legal counsel, or other third party or any other extraordinary means of collection by Buyer. All payments from each obligor of a Seller Receivable shall be applied on a "first-in, first-out" basis during the Collection Period, unless otherwise designated by the obligor, so that each payment from an obligor is applied first to the oldest outstanding account receivable of such obligor. Buyer shall remit to Seller no later than ten (10) days after the end of each standard broadcast month during the Collection Period those amounts collected by Buyer during such month. Buyer shall have no rights of offset against any such amounts collected.

                  (b) Following the end of the Collection Period, Buyer shall cease to have any further responsibilities with respect to the uncollected Seller Receivables (except that Buyer shall promptly remit to Seller any amount subsequently received by Buyer expressly on account of the Seller Receivables), and Seller may collect any uncollected Seller Receivables in any manner Seller chooses.

         10.8 Further Assurances and Consents. From time to time after the Closing Date, without further consideration, Seller will, at its expense, (i) execute and deliver, or cause to be executed and delivered, such documents to Buyer as Buyer may reasonably request in order to effectively vest in Buyer good title to the Assets, and (ii) use reasonable efforts to obtain any third-party consents to the assignment to Buyer of the Material Contracts which require the consent of any third party by reason of the transactions provided for in this Agreement and which were not obtained by Seller on or before the Closing Date.

         10.9 Records. From time to time after the Closing Date, upon reasonable prior notice and during normal business hours, (i) Buyer will provide Seller with access to the Programming Service's records related to the period prior to the Closing Date for use by Seller in connection with tax and/or legal proceedings related to Seller's operation of the Programming Service prior to the Closing Date, and (ii) Seller will provide Buyer with access to any of the Programming Service's records it may have retained related to the period prior to the Closing Date for use by Buyer in connection with its operation of the Programming Service. Buyer agrees to maintain all tax records related to the Programming Service for all tax years that remain open as of the

Closing Date unless and until (i) Seller notifies Buyer that any such tax year(s) has (have) been closed or (ii) Buyer has given Seller prior notice of its intent to destroy such records and Seller has not reasonably and promptly requested that such records not be destroyed.

         10.10 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the other party only by a written instrument signed by the party granting the waiver. Any such waiver or failure to insist upon strict compliance with a term of this Agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

         10.11 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or by facsimile transmission or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


                  (a)    If to Seller, to:     Allnewsco, Inc.
                                               7600 D. Boston Blvd.
                                               Springfield, Virginia 22153
                                               Attn:  John Hillis
                                               Fax No.:  (703) 912-5599


                  (b)    If to Buyer, to:      Allbritton Communications Company
                                               808 17th Street, N.W.
                                               Washington, D.C. 20006
                                               Attn:  Jerald N. Fritz
                                               Fax No.:  (202) 530-0318

         10.12 Assignment. This Agreement and all of its terms shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assigned by any party hereto.

         10.13 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware.

         10.14    No Third Party Rights.   Nothing in  this Agreement  shall  be
deemed to create any right on the part of any person or entity not a party to this Agreement.

         10.15 Counterparts. This Agreement may be executed in identical counterparts, and each document hereof shall be deemed to be an original instrument, but all counterparts hereof taken together shall constitute a single document.

         10.16 Entire Agreement; Amendments. This Agreement, including the Exhibits and Schedules hereto and the documents delivered hereunder, embody the entire agreement and understanding of the parties in respect of the subject matter hereof, and supersedes all prior agreements and understandings between the parties. This Agreement may not be amended except in a writing signed by both parties.

         10.17 Knowledge. Wherever information provided herein is based on "knowledge," such term means the actual knowledge of any person holding the position, between the date hereof and the Closing Date, of President, Executive Vice President or Vice President of Seller, or General Manager of the Programming Service.

         The parties have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.



                                     ALLNEWSCO, INC.



                                     By:      /s/ Jerald N. Fritz
                                            ------------------------------------
                                     Name:  Jerald N. Fritz
                                     Title: Vice President


                                     ALLBRITTON COMMUNICATIONS COMPANY



                                     By:      /s/ Stephen P. Gibson
                                            ------------------------------------
                                     Name:  Stephen P. Gibson
                                     Title: Senior Vice President